Filed Pursuant to Rule 424(b)(5)

Registration No. 333-249439

Registration No. 333-232105

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling security holders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 25, 2021

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 18, 2021)

Ranpak Holdings Corp.

5,000,000 Shares of Class A Common Stock

We are offering 4,500,000 shares of Class A common stock, par value $0.0001 per share in this offering. The selling security holders identified in this prospectus supplement are offering 500,000 shares of our Class A common stock. The purchase price for each share of Class A common stock is $    .

Our Class A common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “PACK”. On May 24, 2021 the last reported sale price of our Class A common stock on the NYSE was $24.51 per share.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and page 3 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of Class A common stock is expected to be made on or about       , 2021. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 750,000 shares of our Class A common stock (being equal to 15% of the aggregate number of shares offered in this offering) to cover over-allotments, if any.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commission(1)	$	$
Proceeds to us (before expenses)	$	$
Proceeds to the selling security holders (before expenses)	$	$

(1)	The underwriters will receive compensation in addition to the underwriting discount listed above. See “Underwriting (Conflicts of Interest)” for additional disclosure regarding the underwriting discount and estimated offering expenses payable by us.

Goldman Sachs & Co. LLC	Baird

Craig-Hallum Capital Group	Evercore Group L.L.C.

Prospectus Supplement dated             , 2021.

PROSPECTUS

S-i

About This Prospectus Supplement

This document is in two parts. The first is this prospectus supplement, which contains specific information about the terms of this offering. The second is the accompanying prospectus, which provides you with general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Except where the context otherwise requires or where otherwise indicated, the terms “Ranpak,” “the Company,” “we,” “us,” “our” and “our business” refer to Ranpak Holdings Corp., a Delaware corporation, and its consolidated subsidiaries.

Neither we, the selling security holders nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, any document incorporated by reference, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the selling security holders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We, the selling security holders and the underwriters will not make an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.

S-ii

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement may include, for example, statements about: our expectations around the performance of the business; our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; our public securities’ potential liquidity and trading; the lack of a market for our securities.

The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	our inability to secure a sufficient supply of paper to meet our production requirements;

●	the impact of the price of kraft paper on our results of operations;

●	our reliance on third party suppliers;

●	the COVID-19 pandemic and associated response;

●	the high degree of competition in the markets in which we operate;

●	consumer sensitivity to increases in the prices of our products;

●	changes in consumer preferences with respect to paper products generally;

●	continued consolidation in the markets in which we operate;

●	the loss of significant end-users of our products or a large group of such end-users;

●	our failure to develop new products that meet our sales or margin expectations;

●	our future operating results fluctuating, failing to match performance or to meet expectations;

●	our ability to fulfill our public company obligations; and

●	other risks and uncertainties indicated from time to time in filings made with the Securities and Exchange Commission (the “SEC”).

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

S-iii

Prospectus Summary

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus supplement, and does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our Class A common stock discussed under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Company Overview

Ranpak is a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains. Since inception in 1972, we have delivered high quality protective packaging solutions, while maintaining commitment to environmental sustainability.

We assemble our protective packaging systems and provides the systems and paper consumables to customers, which include direct end-users and its network of exclusive paper packaging solution distributors, who in turn place the systems with and sell paper to commercial and industrial users for the conversion of paper into packaging materials. We operate manufacturing facilities in Concord Township, Ohio; Kansas City, Missouri; Raleigh, North Carolina; and Reno, Nevada in the United States, in Heerlen, the Netherlands and Nyrany, Czech Republic. We have a dedicated Ranpak Automation facility in Kerkrade, the Netherlands and an automation research and development facility in Christiansburg, Virginia. We also maintain sales and administrative offices in Shanghai, China; Laoshan, China; Paris, France; Tokyo, Japan; and Singapore. We are a global business that generated approximately 61.0% of our net revenue for the fiscal year 2020 outside of the United States.

Our Business

We differentiate ourselves by our:

●	Distinct Business Model. Our paper-based protective packaging business utilizes a razor/razor-blade model designed to generate attractive margins that are recurring in nature through the sale of our value-added paper consumables for use exclusively in our installed base of protective packaging systems. Our business is global, with a strong presence in the U.S. and Europe along with an expanding footprint in Asia, serving end-users in approximately 50 countries across 6 continents. End-users rely on our paper consumables for use exclusively with our installed base of systems.

●	Environmentally Sustainable Product Portfolio. Through our proprietary protective packaging systems and value-added kraft paper consumables, we offer a reliable, fast, and effective suite of protective packaging solutions. Our paper packaging consumables are fiber-based, biodegradable, renewable, and curb-side recyclable to customers. Our paper packaging materials contain little or no plastic or other resin-based inputs. Additionally, a majority of our paper packaging materials are manufactured from entirely or partially recycled content all are sourced from suppliers that are Sustainable Forestry Initiative (“SFI”) and/or Forest Stewardship Council (“FSC”) certified. We believe that preference for environmentally sustainable packaging solutions will be a key driver of growth moving forward, particularly to the extent plastics and other resin-based solutions come under increasing public scrutiny.

●	Attractive Financial Profile. We historically have benefited from consistently strong growth in net revenue and our installed base, net revenue that is recurring in nature, attractive profit margins, and substantial free cash flow conversion. We have modest working capital requirements, which also contributes to our ability to generate strong free cash flow and further invest in the business by expanding our fleet of installed systems. Our capital expenditures per protective system and each system’s long protective useful life result in attractive payback periods and returns on invested capital. Our sales are geographically diverse, with 42.7% and 32.1% of our net revenue generated from end-users in North America, 47.0% and 57.5% generated from end-users in Europe, and 10.3% and 10.4% generated from end-users in Asia and other locations, in 2020 and for the three months ended March 31, 2021, respectively.

●	Diversified End-User Base. Through our extensive distributor network and select direct sales, we have over 120,700 installed systems serving an estimated 33,000 end-users across diversified and growing end-user markets, as of March 31, 2021. We have a full suite of paper-based protective packaging solutions to meet the needs of a variety of end-users, from small businesses to global corporations. These end-users include leading e-Commerce companies, as well as suppliers and sellers of automotive after-market parts, information technology (“IT”)/electronics, machinery, home goods, industrial, warehousing/transport services, healthcare, and other products.

●	Well Established, Long-Term Distributor Relationships. We have arrangements with over 250 distributors globally, which enable us to reach thousands of small and medium-sized end-users while maintaining an asset-light capital base and a lean sales force. We have long-term, established relationships with our distributors, as demonstrated by an average relationship of greater than 20 years with our top ten global distributors. The continuity of these relationships evidences the strength of our business model, as well as the value proposition we provide for our distributors and end-users. Furthermore, the depth and longevity of these relationships have created a distributor network that is highly knowledgeable and well versed in conveying the benefits of our systems to new and existing end-users. Moreover, substantially all of our net revenue from distributors is generated by those who have agreed to sell our products exclusively and not to sell or promote our competitors’ paper-based solutions.

●	Reputation as a Reliable Leader in Comprehensive Fiber-Based Solutions. We believe that our protective packaging systems are known for their reliability, speed, and total cost effectiveness. We work hand-in-hand with our distributors or, on a selective basis, directly with some end-users to ensure that end-users obtain a solution that meets their specific needs, whether that be a single unit for a low volume end-user or a highly-customized installed base of hundreds of units across multiple facilities for a high volume end-user. Furthermore, through our distributors, we strive to ensure that our end-users are consistently supplied with our paper consumables on-time and that their protective packaging systems are running with minimal downtime. Most importantly, we, either directly or with our distributors, work with end-users to examine their end of line operations to maximize throughput, minimize cost and reduce breakage.

●	Unique approach to Automation. Unique Approach to Automation. We provide end-of-line automation systems that solve two distinct challenges facing end-users of our products:

i.	Customization to place the right amount of voidfill, wrapping or cushioning in the box to reduce the total cost of ownership by reducing labor and paper costs; and

ii.	We also provide several automated box-sizing solutions and corrugated case erectors to tailor the corrugated box to the highest product to reduce voidfill needs and optimize logistics with smaller boxes.

These solutions offer numerous benefits including the reduction of shipping costs, waste, and labor, resulting in improved efficiency.

●	Multiple Drivers of Growth. We believe that our business benefits from multiple factors that will drive our future growth:

o	Growth of E-commerce. E-commerce is a significant growth driver in our business. In 2020, 34.9% of our net revenue was derived from sales to e-commerce end-users, and the overall e-commerce market demonstrated compound annual growth in the high teens from 2015 to 2019. We believe that continued global growth in e-commerce provides a significant tailwind for us. We also expect that e-commerce activity will remain at high levels following the growth experienced during the ongoing COVID-19 pandemic.

o	Focus on Sustainability. Additionally, we believe that both our end-users and consumers, generally, are demonstrating an increasing preference for environmentally sustainable solutions. We believe that these increasing preferences in favor of environmental sustainability will also be a significant driver of our continued growth. We believe that our investments into paper innovations help close the price gap for sustainable solutions, an important tailwind for continued growth.

o	Demand for Automated Solutions. Our Ranpak Automation product line provides significant improvements to end of line packaging speed and lower labor costs for many high volume businesses. As businesses become more sophisticated, we believe many will look for ways to improve production efficiencies driving further demand for automated solutions.

o	Expansion into Retail Channel. We believe the retail channel provides a great opportunity for our existing Wrapping product line, as well as the potential to sell environmentally friendly packaging alternatives directly to consumers.

o	Continued Product Development and Innovation. We believe that our ability to consistently innovate and introduce new products will provide us with additional growth opportunities.

o	Geographic Expansion. Historically, geographic expansion has fueled our growth, and we believe further geographic expansion will continue to drive our future growth.

●	Keen Focus on Innovation. We believe we are a leading innovator in packaging material, packaging systems and manufacturing technologies. Our solutions deliver automation, productivity and sustainability enhancements to our end-users’ operations. Through our robust research and development (“R&D”) pipeline, we plan to continue to improve our value proposition by rolling-out next generation products to improve performance and efficiency as well as expanding product lines adapted to continuously evolving consumer and business preferences. In 2020, we launched an enhanced model of our FillPak TridentTM solution in our Void-Fill products. Further, we launched a new Cushioning product, PadPak® GuardianTM, in North America. We work to respond to customer needs and develop innovative products and solutions that seek to improve supply chain performance, reduce costs and environmental impact, and deliver value.

●	Intellectual Property. We have a long history of continuous systems innovation and product development supported by our comprehensive patent portfolio. We have maintained an extensive patenting program since our inception for our protective packaging systems and accessories, processes and paper packaging materials. We maintain substantial trade secret knowledge regarding the utilization of our paper consumables in each model of our protective packaging systems product lines, which, together with the distributor contractual arrangements described above, prevent third-party paper from being used on our protective packaging systems. We hold over 645 U.S. and foreign patents and patent applications directed to various innovations related to our business, as well as more than 180 U.S. and foreign trademark registrations and trademark applications that protect our branding.

●	Focus on Talent and Leadership: We have assembled a strong international team of talented, motivated inclusive and diverse employees to maintain our leadership in the industry, drive our growth and to achieve our strategic objectives. We have implemented a focused talent acquisition and development strategy to ensure our teams continue to have the right skills to execute our strategy on a global basis. We are committed to adding exceptional talent to Ranpak and have hired additional personnel in our finance, accounting, sales, and marketing groups throughout 2020.

Our Product Lines

Our protective packaging systems are designed to be flexible and responsive to the needs of our end-users. The flexibility and breadth of our full range of systems allows us to provide our end-users with the optimal protective solution to meet their specific needs. These protective packaging solutions, which include the accompanying paper consumables, fall into four broad categories:

●	Void-Fill. Our Void-Fill protective systems quickly and efficiently convert paper to fill empty spaces in secondary packages and protect objects, reducing object movement during shipping and potential damage sustained in transit. Our Void-Fill products accounted for 41.9% and 39.1% of our net revenue in 2020 and for the three months ended March 31, 2021, respectively.

●	Cushioning. Our Cushioning protective systems convert paper into cushioning pads by crimping paper to trap air between the layers so that objects are protected from external shocks and vibrations during shipping as well as to prevent movement of objects as they travel through the global supply chain. Our Cushioning products accounted for 42.2% and 45.3% of our net revenue in 2020 and for the three months ended March 31, 2021, respectively.

●	Wrapping. Our Wrapping protective systems create pads or paper mesh to securely wrap and protect fragile items from shock and surface damage sustained during the shipping and handling process. In addition to securely wrapping and protecting fragile items, our Wrapping systems are used to line boxes and provide separation when shipping multiple objects. Some of our Wrapping systems may also be used to provide insulation for goods that require temperatures to be controlled during transport. Our Wrapping products accounted for 13.0% and 13.2% of our net revenue in 2020 and for the three months ended March 31, 2021, respectively.

●	Automation. Our Ranpak Automation product line is focused on highly automated, integrated systems for high-volume end-users. These systems are designed to help optimize the use of in-the-box packaging for these end-users, while fully automating their end of line packaging operations to improve speed and efficiency of operations. Our Ranpak Automation line enables end-users to optimize carton size to fit contents, apply glued lids to the box, and automatically place cushioning liners within boxes. Additionally, we also offer automated systems that can be used with our paper converters, which are able to identify contents of a shipment and optimize the dunnage required to safely protect items being shipped, reducing potential waste and improving protection for items being shipped. Our Automation products accounted for 2.9% and 2.4% of our net revenue in 2020 and for the three months ended March 31, 2021, respectively.

Moreover, unlike many competitive products (e.g., foam, air pillows, bubble wrap, loose fill, etc.), our paper packaging materials are fiber-based, renewable and environmentally sustainable. Our paper consumables do not include plastic or other resin-based components. Instead, they are paper-based and biodegradable, renewable, and curb-side recyclable. Additionally, all of our paper consumables sold to end-users are created from entirely or partially recycled content and the vast majority are sourced from suppliers that are SFI and/or FSC certified. Finally, our consumables ship in bulk which is efficient for customers in shipping and require less storage space than many competing products.

Our Distribution Model

We sell our paper consumable products to an established network of more than 250 distributors worldwide who, in turn store, market and sell our products to end-users. Moreover, substantially all of our net revenue from distributors are generated by those who have agreed with us not to sell or promote non-Ranpak paper-based protective packaging systems to any end-users they serve. Our sales and marketing teams, as well as our highly-skilled engineers, work closely with distributors and ultimate end-users, on-site or remotely, to optimize the custom configuration and installation of our protective packaging systems at the end-user’s facility. Sales through our global distributor network accounted for 85.5% of our net revenue in 2020.

In addition, we sell our products directly to certain select end-users. In some cases, these end-users operate some of the largest, most complex and sophisticated warehouse operations into which our protective packaging systems are integrated. Our engineering and other teams also assist our direct-sale end-users in ensuring the optimal customized installation of our products at their facilities. Direct sales to end-users accounted for 14.5% of our net revenue in 2020.

Through our distributor network and our direct sales, we serve an estimated 33,000 end-users including participants in e-commerce, the auto after-market, IT/electronics, machinery, home goods, industrial, warehousing/transport services, healthcare, and other markets. Our universe of end-users is diverse, with approximately 80.0% of distributor-serviced accounts generating less than $10,000 in net revenue in 2020.

Our Performance

In 2020, we generated net revenue of $298.2 million and $11.7 million of income from operations. Our sales are geographically diverse, with 42.7% of our 2020 net revenue generated from end-users in North America, 47.0% generated from end-users in Europe, and 10.3% generated from end-users in Asia and other locations. In addition, approximately 61.0% of our net revenue in 2020 was generated from outside the United States.

For the three months ended March 31, 2021, we generated net revenue of $87.7 million and $7.7 million of income from operations. Our sales continue to be geographically diverse, with 32.1% of our net revenue generated from end-users in North America, 57.5% generated from end-users in Europe, and 10.4% generated from end-users in Asia and other locations for the three months ended March 31, 2021. In addition, approximately 70.4% of our net revenue for the three months ended March 31, 2021 was generated from outside the United States.

Risk Factors

An investment in shares of our Class A common stock involves substantial risks and uncertainties that may adversely affect our business, financial condition and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in our Class A common stock include those associated with the following:

●	the COVID-19 pandemic has impacted our business and could in the future materially and adversely affect our business;

●	we may be unable to secure a sufficient supply of paper to meet our production requirements given the limited number of suppliers that produce paper suitable for our products;

●	paper pricing may negatively impact our results of operations, including our profit margins, and financial condition;

●	if significant tariffs or other restrictions are placed on the import of Chinese goods, or if China places tariffs or other restrictions on the import of U.S. goods, our business, financial condition or results of operations may be materially adversely affected;

●	we rely on third party distributors to store, sell, market, service and distribute our products;

●	we are dependent upon certain key personnel;

●	our level of outstanding indebtedness could adversely affect our financial condition and ability to fulfill our obligations;

●	certain of our stockholders, including JS Capital, own a significant portion of the outstanding voting stock of the Company;

●	the price for our securities may be volatile;

●	our business is exposed to risks associated with our reliance on third-party suppliers to provide both the components used in our protective packaging systems as well as certain fully assembled protective packaging systems;

●	unfavorable end-user responses to price increases could have a material adverse impact on our business, results of operations and financial condition;

●	continued consolidation in sectors in which many of our end-users operate may adversely affect our business, financial condition or results of operations;

●	our efforts to expand beyond our core product offerings and into adjacent markets may not succeed and could adversely impact our business, financial condition or results of operations;

●	the global nature of our operations exposes us to numerous risks that could materially adversely affect our financial condition or results of operations;

●	fluctuations between foreign currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations;

●	we are subject to a variety of environmental and product registration laws that expose us to potential financial liability and increased operating costs.

●	if we are not able to protect or maintain our trademarks, patents and other intellectual property, we may not be able to prevent competitors from developing similar products or from marketing their products in a manner that capitalizes on our trademarks, and this loss of a competitive advantage may have a material adverse effect on our business, financial position or results of operations;

●	our acquisition and integration of businesses could adversely affect our business, financial condition or results of operations;

●	our insurance policies may not cover all operating risks and a casualty loss beyond the limits of our coverage could adversely impact our business.

●	our annual effective income tax rate can change materially as a result of changes in our mix of U.S. and foreign earnings and other factors, including changes in tax laws and changes made by regulatory authorities.

●	the full realization of our deferred tax assets may be affected by a number of factors, including earnings in the United States.

●	we are subject to taxation in multiple jurisdictions. As a result, any adverse development in the tax laws of any of these jurisdictions or any disagreement with our tax positions could have a material adverse effect on our business, consolidated financial condition or results of operations;

●	unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations;

●	we may be required to take write-downs or write-offs, restructuring and impairment or other charges in connection with the business combination that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

●	our debt financing may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

●	we may be unable to obtain additional financing to fund our operations or growth.

●	provisions in our organizational documents may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Before you invest in our Class A common stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

Company Information

Our principal executive offices are located at 7990 Auburn Road, Concord Township, Ohio 44077, and our telephone number is (440) 354-4445. We maintain a website at www.ranpak.com where general information about us is available. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or any other filings we make with the SEC.

The Offering

Shares of Class A common stock offered by us	4,500,000 shares.

Shares of Class A common stock to be outstanding following this offering(1)	77,435,677 shares (or 78,185,677 shares if the underwriters elect to exercise in full their option to purchase additional shares from us).

Shares of Class A common stock offered by the selling security holders named herein	500,000 shares

Use of proceeds

We currently estimate that we will use the net proceeds from this offering for the repayment of indebtedness (consisting of certain amounts drawn under our First Lien Dollar Term Facility) and general corporate purposes. Our management will have broad discretion over the use of proceeds from the offering. See “Use of Proceeds.”

All of the shares of Class A common stock offered by the selling security holders pursuant to this prospectus supplement will be sold by the selling security holders for their respective accounts. We will not receive any of the proceeds from these sales.

Certain affiliates of Goldman Sachs & Co. LLC are the lenders and the administrative agent under our First Lien Credit Agreement, dated as of June 3, 2019, as amended by the Amendment No. 1 to First Lien Credit Agreement, dated as of February 14, 2020 (together, the “Credit Agreement”), which governs our First Lien Dollar Term Facility. Certain affiliates of Goldman Sachs & Co. LLC hold the entire principal amount of our First Lien Dollar Term Facility. Depending on the extent to which the net proceeds from this offering are used to repay our First Lien Dollar Term Facility, certain affiliates of Goldman Sachs & Co. LLC may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, in which case Goldman Sachs & Co. LLC will be deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, the offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering, as shares of our Class A common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, the underwriters will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

NYSE ticker symbol	“PACK”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page S-11 of this prospectus supplement and incorporated by reference from our other filings with the SEC.

Lock-Up provisions for selling security holders	Each selling security holder has agreed that, subject to enumerated exceptions, they shall not, and shall not cause or direct any of their respective affiliates to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of our common stock, or any options or warrants to purchase any shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to undertake any of the foregoing, without, in each case, the prior written consent of certain underwriters for a period of 365 days after the date of this prospectus.

(1)	The number of shares of Class A common stock shown above to be outstanding after this offering is based on 72,935,677 shares outstanding as of May 24, 2021, and excludes the shares issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any, as well as:

●	2,921,099 shares of Class A common stock issuable upon conversion of outstanding shares of Class C common stock, par value $0.0001 per share, which are convertible at the election of the holder on a one-for-one basis;

●	610,573 restricted stock units (“Restricted Stock Units”) and 476,124 performance-based restricted stock units (“Performance-based Restricted Stock Units”) of shares of Class A subject to time-based and/or performance vesting that were issued under our 2019 Omnibus Incentive Plan as of March 31, 2021; and

●	2,049,371 shares of Class A common stock reserved for future issuance under our 2019 Omnibus Incentive Plan as of March 31, 2021.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants described above; and no exercise of the option granted to the underwriters to purchase up to additional shares of Class A common stock from us to cover over-allotments, if any.

Summary Selected Financial Data

The following tables present certain selected financial data for our business as of the dates and for the periods indicated. The summary historical statement of operations data for the three months ended March 31, 2021 and 2020 and balance sheet data as of March 31, 2021 have been derived from our historical unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 7, 2021, which is incorporated herein by reference. We have prepared the unaudited interim condensed financial information set forth below, and have included all adjustments that are necessary for a fair statement of operations and financial position for the periods presented. The interim results set forth below are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 2021 or for any other period. The summary historical statement of operations data for the fiscal years ended December 31, 2020, 2019 and 2018 and balance sheet data as of December 31, 2020 and 2019 have been derived from our historical audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated herein by reference. The selected historical statement of operations data for the fiscal years ended December 31, 2020, 2019 and 2018 and balance sheet data as of December 31, 2020 and 2019 presented in this table have been derived from Item 6 of our Annual Report.

On June 3, 2019, we consummated the acquisition of all outstanding and issued equity interests of Rack Holdings, Inc. (“Rack Holdings”) pursuant to a stock purchase agreement. The Company (then One Madison Corporation) was deemed to be the accounting acquirer in our initial business combination, as a result of which the Company allocated its purchase price to Rack Holdings’ assets and liabilities at fair value, which created a new basis of accounting. Until the consummation of the initial business combination, Rack Holdings operated as a separate business holding all of the historical assets and liabilities related to our business. Except as otherwise provided herein, our financial statement presentation includes (1) the results of Rack Holdings and its subsidiaries as our accounting predecessor for periods prior to the completion of the initial business combination, and (2) the consolidated results of Rack Holdings and its subsidiaries and One Madison Corporation for periods after the completion of the initial business combination. In the table below, for our fiscal year ended December 31, 2019, the full year information presented is the result of combining the predecessor Rack Holdings for the period January 1, 2019 through June 2, 2019 and the successor businesses from June 3, 2019 through December 31, 2019.

Our historical results are not necessarily indicative of future operating results. These tables should be read in conjunction with, and are qualified in their entirety by reference to, our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the information in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 7, 2021, both of which are incorporated by reference.

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in millions, except share and per share amounts)
Statement of Operations Data
Net revenue	$87.7	$63.4	$298.2	$269.5	$267.9
Gross profit	$36.3	$26.8	$122.6	$110.9	$114.6
Gross margin %	41.4%	42.3%	41.1%	41.2%	42.8%
Depreciation and amortization	$17.9	$14.5	$62.7	$58.4	$64.4
Transaction costs	—	—	2.2	7.7	3.3
Income (loss) from operations	7.7	(0.6)	11.7	2.2	11.0
Net income (loss)	$6.3	$(3.6)	$(23.4)	$(36.2)	$(8.6)
Weighted average shares outstanding	—	—	—	—	995
Net income (loss) per share	—	—	—	—	$(8,697.61)
Two-class method
Weighted average number of Class A and C common stock outstanding, basic and diluted	—	70,862,576	72,434,802	55,392,201	—
Net income (loss) per share – basic and diluted	—	$(0.05)	$(0.32)	$(0.31)	—
Class A common stock
Basic weighted average common shares outstanding	67,222,766	—	—	—	—
Net income per share – basic	$0.09	—	—	—	—
Diluted weighted average common shares outstanding	69,737,221	—	—	—	—
Net income per share – diluted	$0.08	—	—	—	—
Class C common stock
Basic weighted average common shares outstanding	6,336,574	—	—	—	—
Net income per share – basic	$0.08	—	—	—	—
Diluted weighted average common shares outstanding	6,511,293	—	—	—	—
Net income per share – diluted	$0.08	—	—	—	—
Statement of Cash Flows Data
Net cash provided by operating activities	$12.5	$11.6	$63.8	$26.3	$42.0
Capital expenditures – converter equipment(1)	(8.0)	(8.6)	(25.8)	(26.4)	(21.8)
Net cash used in investing activities	(11.2)	(10.5)	(34.5)	(667.9)	(25.3)
Net cash provided by (used in) financing activities	(8.8)	(0.4)	(1.6)	651.0	(7.7)
Cash interest paid(1)	5.5	6.2	22.5	28.3	29.0
Cash taxes paid(1)	$0.7	$0.6	$3.7	$8.3	$7.6

(1)	For 2019, totals include the Predecessor and Successor periods

	March 31,	December 31,
(in millions)	2021	2020	2019
Balance Sheet Data
Current assets	$108.8	$107.2	$71.4
Converter equipment, net	91.6	93.6	93.0
Total assets	1,126.1	1,133.5	1,104.4
Current liabilities	55.4	57.5	31.9
Total liabilities	602.3	610.6	572.6
Debt (excluding deferred financing costs)	434.4	439.8	428.2
Cash	40.5	48.5	19.7
Net debt	393.9	391.3	408.5
Total shareholders’ equity	$523.8	$522.9	$531.8

(1)	For 2019, totals include the Predecessor and Successor periods

Risk Factors

An investment in our Class A common stock involves risk and uncertainties. You should consider carefully the risks described in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We currently estimate that we will use the net proceeds from this offering for the repayment of indebtedness and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

The offering price will be set by our Board of Directors and does not necessarily indicate the actual or market value of our common stock.

Our Board of Directors will approve the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future. Moreover, we may also issue stock options, warrants and other types of equity in the future as part of stock-based compensation, or other strategic transactions.

Certain affiliates of Goldman Sachs & Co. LLC, an underwriter in this offering, will have an interest in this offering beyond customary underwriting discounts and commissions.

Certain affiliates of Goldman Sachs & Co. LLC are lenders and the administrative agent under our Credit Agreement, which governs our First Lien Dollar Term Facility. Certain affiliates of Goldman Sachs & Co. LLC hold the entire principal amount of our First Lien Dollar Term Facility. Depending on the extent to which the net proceeds from this offering are used to repay our First Lien Dollar Term Facility, certain affiliates of Goldman Sachs & Co. LLC may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, in which case Goldman Sachs & Co. LLC will be deemed to have a “conflict of interest” within the meaning of Rule 5121 of the FINRA. Accordingly, the offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering, as shares of our Class A common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, the underwriters will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Use of Proceeds

We estimate that the net proceeds from this offering of our shares of Class A common stock will be approximately $      million (or $      million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriters’ discount and estimated fees and expenses payable by us.

We currently estimate that we will use the net proceeds from this offering for both the repayment of certain indebtedness (consisting of certain amounts drawn under our First Lien Dollar Term Facility, pursuant to which $270.9 million was outstanding as of March 31, 2021, bearing interest at 3.87%) and general corporate purposes. All of the loans outstanding under our First Lien Dollar Term Facility are held by certain affiliates of Goldman Sachs & Co. LLC, an underwriter in this offering.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

All of the shares of Class A common stock offered by the selling security holders pursuant to this prospectus will be sold by the selling security holders for their respective accounts. We will not receive any of the proceeds from these sales.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2021:

●	on an actual basis; and

●	on an as adjusted basis to give effect to this offering and the receipt of the net proceeds by us from such offering as described under “Use of Proceeds,” after deducting underwriter’s discounts and estimated offering fees and expenses payable by us.

The information in this table should be read in conjunction with the financial statements and the notes thereto incorporated by reference into this prospectus supplement.

	As of March 31, 2021
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$40.5	$
Indebtedness:
First Lien Dollar Term Facility	270.9
First Lien Euro Term Facility	161.8
Finance lease liabilities	1.7
Deferred financing costs, net	(6.4)
Total debt	428.0
Less: current portion of long-term debt	$(0.4)	$
Less: current portion of finance lease liabilities	(0.6)
Long-term debt	$427.0	$
Shareholders’ equity:
Class A common stock, $0.0001 par value, 200,000,000 shares authorized (actual and as adjusted); 69,343,361 issued and outstanding (actual) and issued and outstanding (as adjusted)(1)	—

Class C common stock, $0.0001 par value, 200,000,000 shares authorized (actual and as adjusted); 6,511,293 issued and outstanding (actual and as adjusted)	—
Additional paid-in capital	565.7
Accumulated deficit	(46.2)
Accumulated other comprehensive income	4.3
Total shareholders’ equity	$523.8	$
Total capitalization(2)	$950.8	$

(1)	On April 5, 2021, 3,590,194 shares of Class C common stock were converted into 3,590,194 shares of Class A common stock.

(2)	Total Capitalization represents the sum of Long-term debt and Total shareholders’ equity.

Selling Security holders

The following table sets forth, with respect to each selling security holder, the number of shares of Class A common stock (1) known to us to be beneficially owned as of May 24, 2021, (2) beneficially owned after giving effect to the sale by the selling security holders, and issuance and salve by the Company, of all of the shares of Class A common stock being offered hereby and (3) beneficially owned after giving effect to the sale by the selling security holders, and issuance and sale by the Company, of all of the shares of Class A common stock being offered hereby assuming the Underwriters’ exercise of their option to purchase additional shares to cover over-allotments.

For more information regarding the terms of our common stock, see “Description of Capital Stock” in the accompanying prospectus. For more information regarding our relationship with Omar M. Asali, see our definitive proxy statement for our 2021 annual meeting of stockholders, which is incorporated by reference into this prospectus supplement.

The percentage of shares beneficially owned is computed on the basis of 72,935,677 shares of our Class A common stock outstanding as of May 24, 2021.

	Class A Common Stock Beneficially Owned Before this Offering(1)		Class A Common Stock Beneficially Owned After Sale of All Class A Common Stock Offered Hereby(1)(4)		Class A Common Stock Beneficially Owned After Sale of All Class A Common Stock Offered Hereby Assuming Underwriters’ Exercise of Option to Purchase Additional Shares in Full
Name of Selling Security holder	Shares	Percentage	Hereby	Percentage	Shares	Percentage
Omar M. Asali(2)	5,307,473	7.3%	4,807,473	6.2%	4,807,473	6.2%
Vivoli Holdings, LLC(3)	1,433,679	2.0%	1,333,679	1.7%	1,333,679	1.7%

*	Less than one percent.

(1)	The shares of our Class A common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Under the regulations of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.

(2)	Includes (i) 1,296,314 shares held directly by Mr. Asali, (ii) 1,433,679 shares held by Vivoli Holdings, LLC, a Delaware limited liability company beneficially owned by Mr. Asali and (iii) 2,577,480 shares held by One Madison Group LLC, our Sponsor. Mr. Asali is the Executive Chairman of the Company and the managing member of our Sponsor and has sole voting and dispositive power over the founder shares held by our Sponsor. Mr. Asali disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(3)	Vivoli Holdings, LLC is beneficially owned by Mr. Asali. Vivoli Holdings, LLC’s principal business address is 3 East 28th Street, Floor 8, New York, New York 10016.

(4)	The percentage of beneficial ownership is calculated (i) based on 77,435,677 shares of Class A common stock outstanding following this offering, assuming that all shares offered by the Company hereby are issued and sold at the last reported sale price of our Class A common stock on May 24, 2021 and (ii) assuming that all of the 500,000 shares offered by the selling security holders hereby are sold.

Description of Class A Common Stock

We and the selling security holder are offering shares of our Class A common stock.

Class A Common Stock

The material terms and provisions of our Class A common stock are described under the caption “Description of Capital Stock—Common Stock” starting on page 9 of the accompanying prospectus. Our Class A common stock is listed on the NYSE under the symbol “PACK.” The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

Material U.S. Federal Income and Estate Tax Consequences for
Non-U.S. Holders of Class A Common Stock

The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a “non-U.S. holder.” A “non-U.S. holder” is a beneficial owner of a share of our common stock that is, for U.S. federal income tax purposes:

●	a non-resident alien individual, other than a former citizen or resident of the United States subject to U.S. tax as an expatriate,

●	an entity taxable as a foreign corporation, or

●	a foreign estate or trust.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisers as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on the Internal Revenue Code (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

As discussed in “Dividend policy” above, we do not currently expect to make distributions on our common stock. In the event that we do pay dividends out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty, subject to the discussion of “Foreign Account Tax Compliance Act (“FATCA”) withholding taxes below. To obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty.

No amounts in respect of U.S. federal withholding tax will be withheld from dividends paid to a non-U.S. holder if the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) and the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividends will generally be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person as defined under the Code. A non-U.S. holder that is a treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).

Gain on disposition of common stock

Subject to the discussions of backup withholding and FATCA withholding taxes below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to an applicable income tax treaty providing otherwise, in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate); or

●	we are or have been a United States real property holding corporation (as described below), at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the five year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our common stock.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.

Information reporting requirements and backup withholding

Information returns are required to be filed with the IRS in connection with payments of dividends. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person to avoid additional information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA withholding taxes

Payments to certain foreign entities of dividends on and, subject to the discussion below, the gross proceeds of dispositions of common stock of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under applicable Treasury Regulations, this withholding tax currently applies to payments of dividends on our common stock, although under recently proposed Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending their finalization), no withholding will apply to payments of gross proceeds from a sale or other disposition of our common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. holders should consult their tax advisers regarding the possible implications of this withholding tax on their investment in our common stock.

Federal estate tax

Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that our common stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Underwriting (Conflicts of Interest)

We, the selling security holders and the underwriters named below have entered into an underwriting agreement with respect to the shares of our common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of our common stock indicated in the following table. Goldman Sachs & Co. LLC and Robert W. Baird & Co. Incorporated are the representatives of the underwriters (the “Representatives”).

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	$
Robert W. Baird & Co. Incorporated.	$
Craig-Hallum Capital Group	$
Evercore Group L.L.C.	$
Total		$5,000,000

The underwriters are committed to take and pay for all of the shares of our common stock being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 750,000 shares of our Class A common stock from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares of our common stock are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by us and the selling security holders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

Paid by the Company	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Paid by the Selling Security Holders	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares of our common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $              per share from the public offering price. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We, our executive officers, directors, the selling security holders and JS Capital, LLC, have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 90 days (or 365 days, with respect to the selling security holders) after the date of this prospectus, except with the prior written consent of the Representatives. This agreement does not apply to any existing employee benefit plans.

Our common stock is currently listed on The New York Stock Exchange under the symbol “PACK”.

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares of our common stock for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

European Economic Area

In relation to each EEA Member State (each a “Relevant Member State”), no common shares (the “Shares”) have been offered or will be offered pursuant to the Offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the Shares may be offered to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Shares shall require the Company and/or Selling Shareholders or any Bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘offer to the public’ in relation to the Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Shares under, the Offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the Underwriters and their affiliates and the Company that:

(a)	it is a qualified investor within the meaning of the Prospectus Regulation; and

(b)	in the case of any Shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the Shares acquired by it in the Offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Representatives has been given to the offer or resale; or (ii) where the Shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the Underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Representatives of such fact in writing may, with the prior consent of the Representatives, be permitted to acquire Shares in the Offering.

United Kingdom

This Prospectus and any other material in relation to the common shares (the “Shares”) described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The Shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the Shares will be engaged in only with, the Relevant Persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this Prospectus or any of its contents.

No Shares have been offered or will be offered pursuant to the Offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the Shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the Shares shall require the Company and/or any Underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any Shares in the Offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the Underwriters and their affiliates that it meets the criteria outlined in this section.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

We estimate that their share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $                       .

We have agreed to indemnify the selling security holders and the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Certain affiliates of Goldman Sachs & Co. LLC are lenders and the administrative agent under our Credit Agreement, which governs our First Lien Dollar Term Facility. Certain affiliates of Goldman Sachs & Co. LLC hold the entire principal amount of our First Lien Dollar Term Facility. Depending on the extent to which the net proceeds from this offering are used to repay our First Lien Dollar Term Facility, certain affiliates of Goldman Sachs & Co. LLC may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, in which case Goldman Sachs & Co. LLC will be deemed to have a “conflict of interest” within the meaning of Rule 5121 of FINRA. Accordingly, the offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering, as shares of our Class A common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, the underwriters will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Legal Matters

The validity of the issuance of the shares of Class A common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Kirkland & Ellis LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

On June 5, 2019, the audit committee (the “Audit Committee”) of our board of directors approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective as of June 6, 2019, in connection with the closing of the business combination. The reports of Withum on the Company’s financial statements for the fiscal year ended December 31, 2018 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph relating to a substantial doubt regarding the Company’s ability to continue as a going concern if the Company did not complete a business combination by January 22, 2020.

During the fiscal year ended December 31, 2018 and for the subsequent interim period through June 4, 2019, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreement in its reports and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Withum with a copy of the disclosures set forth above and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Withum’s letter, dated June 6, 2019, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2019.

On June 6, 2019, the Company engaged Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The decision to engage Deloitte as the Company’s independent registered public accounting firm was approved by the Audit Committee.

During the Company’s most recent fiscal years ended December 31, 2019 and 2020, and for the subsequent interim periods, neither the Company nor anyone on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Where You Can Find More Information

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is www.ranpak.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; our proxy statements for our annual and special shareholder meetings; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Information Incorporated By Reference

The SEC allows us to incorporate by reference information in this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by information that is included directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2021 incorporated by reference therein);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;

●	our Current Report on Form 8-K filed with the SEC on April 8, 2021; and

●	the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-38348), filed with the SEC on January 17, 2018, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to termination of the offering under this prospectus supplement prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.ranpak.com), or by writing or telephoning us at the following address:

Ranpak Holdings Corp.
7990 Auburn Road
Concord Township, OH 44077
Attn: General Counsel
(440) 354-4445

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus supplement.

PROSPECTUS

Ranpak Holdings Corp.

$190,000,000 in Shares of Class A Common Stock

33,564,624 shares of Class A Common Stock

This prospectus relates to the offer and sale from time to time by us of shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), in one or more offerings of up to $190,000,000 in aggregate offering price.

This prospectus also relates to the resale from time to time by the selling security holders named in this prospectus or their permitted transferees (the “selling security holders”) of up to 33,564,624 shares of Class A common stock. The shares of Class A common stock covered by this prospectus that may be offered and sold by the selling security holders include (i) shares issued in private placements to certain accredited investors upon the consummation of the acquisition of all outstanding and issued equity interests of Rack Holdings, Inc. pursuant to a stock purchase agreement on June 3, 2019 (the (“business combination”) pursuant to forward purchase agreements (the “forward purchase shares”), subscription agreements (the “subscription shares”) and the warrant exchange agreement, (ii) shares issued upon conversion of the Company’s outstanding Class B common stock at the closing of the business combination to One Madison Group LLC (the “Sponsor”) and certain other investors, including the Company’s executive officers, (iii) shares which were converted at the holder’s election from outstanding shares of Class C common stock (as defined below) issued to certain accredited investors at the closing of the business combination.

We and the selling security holders may sell the securities covered by this prospectus in a number of different ways and at varying prices. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

We will receive proceeds from the issuance and sale of our Class A common stock. We will not receive any of the proceeds from the sale of the securities by the selling security holders. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

Our Class A common stock trades on the NYSE under the symbols “PACK”. On May 12, 2021, the closing price of the Class A common stock was $18.93 per share.

Investing in these securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2021

i

ABOUT THIS PROSPECTUS

Pursuant to Rule 429 under the Securities Act, this prospectus is being filed as a combined prospectus with respect to (i) the shares of Class A common stock offered by the registrant in an amount up to $40,000,000 in aggregate offering price remaining unsold under the registration statement on Form S-3 File No. 333-232105, filed on June 13, 2019, as amended on July 25, 2019 (the “First Registration Statement”), and the unsold shares of Class A common stock registered for resale by the selling security holders named in the First Registration Statement and (ii) the shares of Class A common stock offered by the registrant in an amount up to $150,000,000 in aggregate offering price remaining unsold under registration statement on Form S-3 File No. 333-249439, filed on October 13, 2020 (the “Second Registration Statement”). As such, the Company may, from time to time as described in the section entitled “Plan of Distribution,” offer and sell of shares of Class A common stock in one or more offerings of up to $190,000,000 in aggregate offering price. The selling security holders named in this prospectus may, from time to time as described in the section entitled “Plan of Distribution,” offer and resell the shares of Class A common stock described in this prospectus in one or more offerings.

Neither we nor the selling security holders have authorized anyone to provide you with information that differs from the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling security holders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

To the extent required, we and the selling security holders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context indicates otherwise, the terms “Ranpak,” “Company,” “we,” “us” and “our” refer to Ranpak Holdings Corp., a Delaware corporation.

ii

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	our inability to secure a sufficient supply of paper to meet our production requirements;

●	the impact of the price of kraft paper on our results of operations;

●	our reliance on third party suppliers;

●	the COVID-19 pandemic and associated response;

●	the high degree of competition in the markets in which we operate;

●	consumer sensitivity to increases in the prices of our products;

●	changes in consumer preferences with respect to paper products generally;

●	continued consolidation in the markets in which we operate;

●	the loss of significant end-users of our products or a large group of such end-users;

●	our failure to develop new products that meet our sales or margin expectations;

●	our future operating results fluctuating, failing to match performance or to meet expectations;

●	our ability to fulfill our public company obligations; and

●	other risks and uncertainties described in this prospectus under “Risk Factors” and any updates to those risk factors or new risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and our subsequent Annual Reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, that we incorporate by reference herein.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. Forward-looking statements speak only as of the date they were made. Except as may be required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

iii

Summary

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference.”

Ranpak Holdings Corp.

Ranpak is a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains. Since inception in 1972, we have delivered high quality protective packaging solutions, while maintaining commitment to environmental sustainability.

We assemble our protective packaging systems and provides the systems and paper consumables to customers, which include direct end-users and its network of exclusive paper packaging solution distributors, who in turn place the systems with and sell paper to commercial and industrial users for the conversion of paper into packaging materials. We operate manufacturing facilities in Concord Township, Ohio; Kansas City, Missouri; Raleigh, North Carolina; and Reno, Nevada in the United States, in Heerlen, the Netherlands and Nyrany, Czech Republic. We have a dedicated Ranpak Automation facility in Kerkrade, the Netherlands and an automation research and development facility in Christiansburg, Virginia. We also maintain sales and administrative offices in Shanghai, China; Laoshan, China; Paris, France; Tokyo, Japan; and Singapore.

Additional Information

Our principal executive offices are located at 7990 Auburn Road, Concord Township, OH 44077, and our telephone number is (440) 354-4445. We maintain a website at www.ranpak.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

The Offering

Issuer	Ranpak Holdings Corp.

Shares of Class A common stock that may be offered and sold from time to time by us	Shares in an amount up to $190,000,000 in aggregate offering price

Securities that may be offered and sold from time to time by the selling security holders named herein	33,564,624

Use of proceeds

We would receive up to an aggregate of $190 million from the issuance and sale of Class A common stock by us, less any underwriting discounts and commissions, if underwriters are used, and expenses.

We expect to use the net proceeds from the issuance and sale of Class A common stock by us for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from issuance and sale of common stock. See “Use of Proceeds.”

All of the shares of Class A common stock offered by the selling security holders pursuant to this prospectus will be sold by the selling security holders for their respective accounts. We will not receive any of the proceeds from these sales.

Market for our Class A common stock	Our Class A common stock is currently listed on NYSE

NYSE ticker symbol	Class A common stock: “PACK”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Risk Factors

An investment in any securities offered pursuant to this prospectus involves risk and uncertainties. You should consider carefully the risk factors described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q filed with the SEC and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with the SEC after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.

Use of Proceeds

We would receive up to an aggregate of $190 million from the issuance and sale of Class A common stock by us, less any underwriting discounts and commissions, if underwriters are used, and expenses.

We expect to use the net proceeds from the issuance and sale of Class A common stock by us for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the issuance and sale of Class A common stock.

All of the shares of Class A common stock offered by the selling security holders pursuant to this prospectus will be sold by the selling security holders for their respective accounts. We will not receive any of the proceeds from these sales.

Plan of Distribution

We are registering (A) the offer and sale from time to time by us of shares of our Class A common stock in one or more offerings of up to $190,000,000 in aggregate offering price, and (B) the resale from time to time by the selling security holders of up to 33,564,624 shares of Class A common stock.

We will receive proceeds from the issuance and sale of our Class A common stock by us. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us.

We will not receive any of the proceeds from the sale of the securities by the selling security holders. The aggregate proceeds to the selling security holders will be the purchase price of the securities less any discounts and commissions borne by the selling security holders.

We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities to be offered and sold by us covered by this prospectus may be offered and sold from time to time. The securities beneficially owned by the selling security holders covered by this prospectus may be offered and sold from time to time by the selling security holders. The term “selling security holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and each selling security holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We, the selling security holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

We or, subject to the limitations set forth in any applicable registration rights agreement, the selling security holders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the NYSE;

●	through trading plans entered into by a selling security holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933 (the “Securities Act”), at negotiated prices,

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that we or the selling security holders will sell all or any of the securities offered by this prospectus. In addition, we and the selling security holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. We and the selling security holders, as applicable, have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling security holder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling security holder.

With respect to a particular offering of the securities by us or of securities held by the selling security holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the selling security holders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from us.

In connection with distributions of the securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling security holders. The selling security holders may also sell the securities short and redeliver the securities to close out such short positions. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling security holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We and the selling security holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A common stock is listed on NYSE under the symbol “PACK”.

We and the selling security holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling security holders pay for solicitation of these contracts.

A selling security holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling security holder or borrowed from any selling security holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling security holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling security holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by us or the selling security holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the selling security holders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, we, the selling security holders and any underwriters, broker-dealers or agents who execute sales for the selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling security holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Description of Capital Stock

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our charter and bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

Our charter authorizes the issuance of 426,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 25,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”), (iii) 200,000,000 shares of Class C common stock, par value $0.0001 per share (the “Class C common stock” and together with the Class A common stock and Class B common stock, the “common stock”) and (iv) 1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Power

Each holder of Class A common stock and Class B common stock, as such, shall be entitled to one vote for each share of Class A common stock and Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Class A common stock and Class B common stock, as such, shall not be entitled to vote on any amendment to the charter (including any certificate of designations relating to any class or series of preferred stock) that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the charter (including any certificate of designations relating to any class or series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”).

Notwithstanding any other provision in the charter, the holders of the outstanding shares of each class of common stock shall be entitled to vote separately upon any amendment to the charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is disproportionately adverse as compared to the other classes of common stock.

Shares of Class C common stock have identical terms as shares of Class A common stock, except Class C common stock does not grant its holders any voting rights.

Class C Conversion

Each share of issued Class C common stock shall be converted to one share of Class A common stock, subject to any necessary adjustments for any share splits, capitalizations, consolidations or similar transactions occurring in respect of the Class A common stock or the Class C common stock (a “Class C Share Conversion”): (1) on the 65th calendar day (or such other period as the Company and the registered holder may otherwise agree) following receipt by the Company of notice in writing from the registered holder to convert such share of Class C common stock; or (2) automatically upon the transfer by the registered holder of such share of Class C common stock, whether or not for value, to a third party, except for transfer to a nominee or “affiliate” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such holder in a transfer that will not result in a change of “beneficial ownership” (as determined under Rule 13d-3 under the Exchange Act) or to a person that already holds shares of Class A common stock.

The Company shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A common stock as may be required to effect conversions of the Class C common stock.

Liquidation, Dissolution and Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of the preferred stock.

Preemptive or Other Rights

The Company’s stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Election of Directors

There is no cumulative voting with respect to the election of directors. The charter establishes a classified board of directors that is divided into three classes with staggered three-year terms, Class I, Class II and Class III. Only the directors in one class are subject to election by a plurality of votes cast at each annual meeting of the Company’s stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Preferred Stock

The charter authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Although the Company does not currently intend to issue any shares of preferred stock, we cannot assure you that it will not do so in the future.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends will also be limited by restrictive covenants pursuant to our credit agreement.

Certain Anti-Takeover Provisions of Delaware Law, Our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	A stockholder who owns fifteen percent or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of our assets.

However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our charter, bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our charter does not provide for cumulative voting in the election of directors and provides for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors. Our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned our restricted common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned our restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Class A common stock then outstanding; or

●	the average weekly reported trading volume of Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on the NYSE under the symbol “PACK”.

Selling Security holders

This prospectus relates to the possible resale by the selling security holders of up to 33,564,624 shares of Class A common stock.

The selling security holders may from time to time offer and sell any or all of the Class A common stock set forth below pursuant to this prospectus. When we refer to the “selling security holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling security holders’ interest in our securities after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the selling security holders for which we are registering shares of Class A common stock for resale to the public, and the aggregate principal amount that the selling security holders may offer pursuant to this prospectus.

We cannot advise you as to whether the selling security holders will in fact sell any or all of such shares of Class A common stock. In addition, the selling security holders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law and transfer restrictions, as described herein.

Selling security holder information for each additional selling security holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling security holder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling security holder and the number of shares registered on its behalf. A selling security holder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Except where noted, we have based percentage ownership of our Class A common stock prior to this offering on 72,935,677 shares of Class A common stock issued and outstanding as of May 4, 2021.

	Class A Common Stock Beneficially Owned(1)		Class A Common Stock Registered	Class A Common Stock Beneficially Owned After Sale of All Class A Common Stock Offered By The Holder(1)
Name of Selling Security holder	Shares	Percentage	Hereby	Shares	Percentage
BSOF Entities(2)	5,088,200	7.0%	525,000	4,563,200	6.3%
JS Capital Management LLC(3)	29,976,911	41.1%	23,606,864	6,370,047	8.7%
Michael A. Jones(4)	128,421	*	60,000	68,421	*
Omar M. Asali(5)	5,307,473	7.3%	1,124,800	4,182,673	5.7%
One Madison Group, LLC(6)	2,577,480	3.5%	2,577,480	-	-
Robert C. King(7)	83,605	*	60,000	23,605	*
Salil Seshadri(8)	520,340	*	447,928	72,412	*
Soros Capital(9)	3,590,194	4.9%	3,590,194	-	-
Thomas F. Corley(10)	83,605	*	60,000	23,605	*
Vivoli Holdings, LLC(11)	1,433,679	2.0%	1,389,406	44,273	*
William Drew(12)	151,719	*	122,952	28,767	*

*	Less than one percent.

(1)	The shares of our Class A common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. For purposes of this table, except where noted we have assumed that none of the beneficial owners has purchased shares of our Class A common stock or warrants in the open market.

Under the regulations of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Except where noted, this table does not reflect the beneficial ownership of shares of Class A common stock into which shares of Class C common stock may convert because such Class C common stock is not convertible into Class A common stock within 60 days and therefore such shares of Class A common stock are not deemed to be beneficially owned by the holders thereof. As of May 7, 2021, there were 2,921,099 shares of Class C common stock outstanding.

(2)	According to a Schedule 13G filed with the SEC on February 10, 2021, BSOF Master Fund L.P. (“BSOF I”) directly holds 4,732,026 shares of Class A Common Stock and BSOF Master Fund II L.P. (“BSOF II” and together with BSOF I, the “BSOF Entities”) directly holds 356,174 shares of Class A Common Stock. Blackstone Strategic Opportunity Associates L.L.C. (“BSOA”) is the general partner of each of the BSOF Entities. Blackstone Holdings II L.P. (“Holdings II”) is the sole member of BSOA. Blackstone Alternative Solutions L.L.C. (“BAS”) is the investment manager of each of the BSOF Entities. Blackstone Holdings I L.P. (“Holdings I”) is the sole member of BAS. Blackstone Holdings I/II GP Inc. (“Holdings GP”) is the general partner of each of Holdings I and Holdings II. The Blackstone Group L.P. (“Blackstone”) is the controlling shareholder of Holdings GP. Blackstone Group Management L.L.C. (“Blackstone Management”) is the general partner of Blackstone. Blackstone Management is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman.

(3)	According to a Schedule 13G filed with the SEC on February 3, 2021, the shares are held for the account of JS Capital LLC, a Delaware limited liability company. JS Capital Management LLC is the sole managing member of JS Capital LLC. Jonathan Soros is the sole managing member of JS Capital Management LLC and has sole voting and investment power with respect to the shares held by JS Capital LLC. JS Capital LLC’s business address is 888 Seventh Avenue, Floor 40, New York, NY 10106.

(4)	Mr. Michael F. Jones has served on our board of directors since July 2017.

(5)	Includes (i) 1,296,314 shares held directly by Mr. Asali, (ii) 1,433,679 shares held by Vivoli Holdings, LLC, a Delaware limited liability company beneficially owned by Mr. Asali, and (iii) 2,577,480 shares held by One Madison Group LLC, our Sponsor. Mr. Asali is the Executive Chairman of the Company and the managing member of our Sponsor and has sole voting and dispositive power over the founder shares held by our Sponsor. Mr. Asali disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(6)	One Madison Group LLC, a Delaware limited liability company, is our Sponsor. Mr. Asali is the managing member of our Sponsor and has sole voting and dispositive power over the founder shares held by our Sponsor. The principal executive offices of the Company are located at 3 East 28th Street, 8th Floor, New York, New York 10016.

(7)	Mr. Robert C. King has served on our board of directors since July 2017.

(8)	Mr. Salil Seshadri has served on our board of directors since June 2019. Mr. Seshadri currently serves as Chief Investment Officer at JS Capital Management, LLC, the sole managing member of JS Capital LLC, one of our shareholders. Mr. Seshadri disclaims beneficial ownership of the shares held by JS Capital LLC except to the extent of his pecuniary interest therein.

(9)	Soros Capital’s principal business address is c/o Soros Capital Management LLC, 250 West 55th Street, New York, NY 10019.

(10)	Mr. Thomas F. Corley has served on our board of directors since July 2017.

(11)	Vivoli Holdings, LLC is beneficially owned by Mr. Asali. Vivoli Holdings, LLC’s principal business address is 3 East 28th Street, Floor 8, New York, New York 10016.

(12)	Mr. William Drew has been the Company’s Chief Financial Officer since August 2020 and previously served as the head of Business Development at the Company since June 2019 to August 2020. Mr. Drew also served as the Company’s Secretary from September 2017 to September 2018 and was a Managing Director of our Sponsor from July 2017 to June 2019.

Selling security holder information for each additional selling security holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling security holder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling security holder and the number of shares of Class A common stock registered on its behalf. A selling security holder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the tables above is c/o Ranpak Holdings Corp., 7990 Auburn Road, Concord Township, OH 44077.

Material Relationships with Selling Security holders

The description of our relationships with the selling security holders and their affiliates set forth in “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 13, 2021 is incorporated by reference herein.

Legal Matters

Davis Polk & Wardwell LLP have passed upon the validity of the securities of the Company offered by this prospectus.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.ranpak.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; our proxy statements for our annual and special shareholder meetings; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Documents Incorporated by Reference

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2021 incorporated by reference therein);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;

●	our Current Report on Form 8-K filed with the SEC on April 8, 2021; and

●	the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-38348), filed with the SEC on January 17, 2018, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.ranpak.com), or by writing or telephoning us at the following address:

Ranpak Holdings Corp.
7990 Auburn Road
Concord Township, OH 44077
Attn: General Counsel
(440) 354-4445

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.

5,000,000 Shares

Ranpak Holdings Corp.

Class A Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

Baird

Craig-Hallum Capital Group

Evercore Group L.L.C.

       , 2021